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           [LETTERHEAD OF HAMILTON & ASSOCIATES, INC. APPEARS HERE]


                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 6,1997 for Equity Mortgage Services, Inc. accompanying the respective financial statements contained in the Registration Statements and Prospectus. We consent to the use of the aforementioned report in the Registration Statements and Prospectus, and to the use of our name as it appears under the caption "Experts"


/s/ HAMILTON & ASSOCIATES, INC.

HAMILTON & ASSOCIATES, INC.

Oklahoma City, Oklahoma

January 8, 1999